Exhibit 99.1
VICTORIA’S SECRET & CO. REPORTS THIRD QUARTER EARNINGS PER SHARE ABOVE GUIDANCE

PROVIDES INITIAL FOURTH QUARTER GUIDANCE

Reynoldsburg, Ohio (November 17, 2021)—Victoria’s Secret & Co. (“Victoria’s Secret” or the “Company”) (NYSE: VSCO) today reported financial results for the third quarter ended October 30, 2021.

The Company reported net income of $75.2 million, or diluted earnings per share of $0.81 in the third quarter of 2021, compared to previously communicated guidance of $0.60 to $0.70 per diluted share. This result compares to net income of $143.4 million, or earnings per share of $1.62 and adjusted net income of $72.6 million, or adjusted earnings per share of $0.82 for the period ended October 31, 2020.

Third quarter 2021 operating income was $107.9 million compared to operating income of $127.4 million and adjusted operating income of $97.5 million in last year’s third quarter. Third quarter 2021 operating income growth of 11% over adjusted operating income in last year's third quarter was driven by solid total sales growth of 7% and gross margin dollar growth of 14%.

The Company reported net sales of $1.441 billion for the third quarter of 2021, an increase of 7% compared to net sales of $1.353 billion for last year’s third quarter. Third quarter 2021 sales decreased 9% compared to sales of $1.577 billion in the third quarter of 2019 and reflect the net closure of approximately 260 company-operated stores since the third quarter of 2019. Total comparable sales for the third quarter of 2021 increased 4% compared to the third quarter of 2019.

CEO Martin Waters commented, “I am very pleased with our solid third quarter performance which reflects growth in all core categories. Our work to transform our brand, deepen our customer connections and improve our operational fundamentals is gaining positive traction. We continue to improve our merchandise assortment and expand our already strong customer file. I'm proud of the commitment and resilience demonstrated by our teams, who delivered these results in challenging circumstances, and in doing so are demonstrating the power of a healthy culture. We continue to monitor global supply chain issues and believe our close partnerships with our vendors and our work to get ahead of the curve will help mitigate those challenges. Looking ahead, the leadership team and I believe we have the right strategy and a dedicated team focused on driving long-term growth and creating value for our shareholders.”

Fourth Quarter 2021 Outlook
The Company is forecasting fourth quarter 2021 sales to be in the range of flat to up 3% versus last year’s fourth quarter sales of $2.100 billion and diluted earnings per share to be in the range of $2.35 to $2.65.

Victoria’s Secret & Co. will conduct its third quarter earnings call at 8:00 a.m. Eastern on November 18. To listen, call 1-800-619-9066 (international dial-in number: 1-212-519-0836); conference ID 5358727. For an audio replay, call 1-800-839-8275 (international replay number: 1-203-369-3606); conference ID 175361 or log onto www.victoriassecretandco.com. The materials accompanying the earnings call have been posted on the investor relations section of the Company’s website. The audio replay will be available approximately two hours after the conclusion of the call.

About Victoria's Secret
Victoria’s Secret is the world’s largest intimates specialty retailer offering a wide assortment of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swim, as well as award-winning prestige fragrances and body care. With nearly 1,400 retail stores worldwide and a predominately female workforce of more than 25,000, Victoria’s Secret boasts the largest team of specialty trained bra fit experts worldwide. Victoria’s Secret is committed to inspiring women around the world with products and experiences that uplift and champion them and their journey while creating lifelong relationships and advocating for positive change.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our Company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:
•the spin-off from Bath & Body Works, Inc. (f/k/a L Brands, Inc.) may not be tax-free for U.S. federal income tax purposes;
•a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of Victoria’s Secret or that Victoria’s Secret does not realize all of the expected benefits of the spin-off;
•general economic conditions, inflation, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•the novel coronavirus (COVID-19) global pandemic has had and is expected to continue to have an adverse effect on our business and results of operations;
•the seasonality of our business;
•divestitures or other dispositions and related operations and contingent liabilities from such businesses;
•difficulties arising from turnover in company leadership or other key positions;

•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•the dependence on mall traffic and the availability of suitable store locations on appropriate terms;
•our ability to grow through new store openings and existing store remodels and expansions;
•our ability to successfully operate and expand internationally and related risks;
•our independent franchise, license and wholesale partners;
•our direct channel businesses;
•our ability to protect our reputation and our brand images;
•our ability to attract customers with marketing, advertising and promotional programs;
•our ability to maintain, enforce and protect our trade names, trademarks and patents;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;
•our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
◦political instability, environmental hazards or natural disasters;
◦significant health hazards or pandemics, which could result in closed factories, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in infected areas;
◦duties, taxes and other charges;
◦legal and regulatory matters;
◦volatility in currency exchange rates;
◦local business practices and political issues;
◦potential delays or disruptions in shipping and transportation and related pricing impacts;
◦disruption due to labor disputes; and
◦changing expectations regarding product safety due to new legislation;
•our geographic concentration of vendor and distribution facilities in central Ohio;
•fluctuations in foreign currency exchange rates;
•the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•fluctuations in product input costs, including those caused by inflation;
•our ability to adequately protect our assets from loss and theft;
•fluctuations in energy costs, including those caused by inflation;
•increases in the costs of mailing, paper, printing or other order fulfillment logistics;
•claims arising from our self-insurance;
•our and our third-party service providers' ability to implement and maintain information technology systems and to protect associated data;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•our ability to pay dividends and related effects;
•shareholder activism matters;
•our ability to maintain our credit rating;
•our ability to service or refinance our debt and maintain compliance with our restrictive covenants;
•our ability to comply with laws, regulations and technology platform rules or other obligations related to data privacy and security;
•our ability to comply with regulatory requirements;
•legal and compliance matters; and

•tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. More information on potential factors that could affect Victoria’s Secret results is included in Victoria’s Secret Registration Statement on Form 10 and the second quarter of 2021 quarterly report on Form 10-Q filed with the Securities and Exchange Commission.

For further information, please contact:

Victoria's Secret & Co.:

Investor Relations:	Media Relations:
Jason Ware	Brooke Wilson
investorrelations@victoria.com	Communications@victoria.com

Victoria's Secret & Co.
Third Quarter 2021

Total Sales (Millions):

	Third Quarter	Third Quarter	% Inc/ (Dec)	Third Quarter	Third Quarter	% Inc/ (Dec)
	2021	2020		2021	2019
Stores - North America	$920.3	$755.2	21.9%	$920.3	$1,080.9	(14.9%)
Direct	406.3	470.0	(13.5%)	406.3	331.3	22.6%
International[1]	114.5	127.9	(10.4%)	114.5	165.3	(30.7%)
Total	$1,441.1	$1,353.1	6.5%	$1,441.1	$1,577.5	(8.6%)

1 - Results include Greater China, royalties associated with franchised stores, wholesale sales, and company-operated stores in the U.K. (pre-joint venture).

Total Sales (Millions):

	Year-to-Date	Year-to-Date	% Inc/ (Dec)	Year-to-Date	Year-to-Date	% Inc/ (Dec)
	2021	2020		2021	2019
Stores - North America	$2,890.0	$1,632.8	77.0%	$2,890.0	$3,462.2	(16.5%)
Direct	1,396.0	1,391.5	0.3%	1,396.0	1,066.5	30.9%
International[1]	323.2	288.7	11.9%	323.2	503.9	(35.9%)
Total	$4,609.2	$3,313.0	39.1%	$4,609.2	$5,032.6	(8.4%)

1 - Results include Greater China, royalties associated with franchised stores, wholesale sales, and company-operated stores in the U.K. (pre-joint venture).

Comparable Sales Increase (Decrease):

	Third Quarter	Third Quarter	Year-to-Date	Year-to-Date
	2021	2020	2021	2020
Stores and Direct[1]	0%	4%	3%	3%
Stores Only[2]	7%	(10%)	8%	(13%)

NOTE: Stores are excluded from the comparable sales calculation when they have been closed for four consecutive days or more. Therefore, comparable sales results exclude periods of time that stores were closed for four consecutive days or more as a result of the COVID-19 pandemic. Refer to our filings with the Securities and Exchange Commission for further discussion regarding our comparable sales calculation.
1 - Results include company-operated stores in the U.S., Canada, the U.K. (pre-joint venture) and Greater China and direct sales.
2 - Results include company-operated stores in the U.S., Canada, the U.K. (pre-joint venture) and Greater China.

Total Company-Operated Stores:

	Stores at			Stores at
	1/30/21	Opened	Closed	10/30/21
U.S.	846	—	(16)	830
Canada	25	1	—	26
Greater China - Beauty & Accessories	36	2	(2)	36
Greater China - Full Assortment	26	1	—	27
Total	933	4	(18)	919

Total Partner-Operated Stores:

	Stores at			Stores at
	1/30/21	Opened	Closed	10/30/21
Beauty & Accessories	338	10	(13)	335
Full Assortment	120	4	—	124
Total	458	14	(13)	459

VICTORIA'S SECRET & CO.
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED OCTOBER 30, 2021 AND OCTOBER 31, 2020
(Unaudited)
(In thousands except per share amounts)
	2021	2020
Net Sales	$1,441,134	$1,353,100
Costs of Goods Sold, Buying and Occupancy	(876,067)	(856,315)
Gross Profit	565,067	496,785
General, Administrative and Store Operating Expenses	(457,153)	(369,408)
Operating Income	107,914	127,377
Interest Expense	(11,917)	(1,412)
Other Income	632	1,113
Income Before Income Taxes	96,629	127,078
Provision (Benefit) for Income Taxes	21,416	(16,305)
Net Income	$75,213	$143,383

Net Income Per Diluted Share	$0.81	$1.62

Weighted Average Shares Outstanding[1]	92,449	88,303

1 - Reported Weighted Average Shares Outstanding reflects diluted shares in the third quarter of 2021. Prior to the third quarter of 2021, reported Weighted Average Shares Outstanding reflects basic shares at the separation date. This share amount is being utilized for the calculation of basic and diluted income per share for periods presented prior to the separation date.

VICTORIA'S SECRET & CO.
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (LOSS)
THIRTY-NINE WEEKS ENDED OCTOBER 30, 2021 AND OCTOBER 31, 2020
(Unaudited)
(In thousands except per share amounts)
	2021	2020
Net Sales	$4,609,201	$3,313,041
Costs of Goods Sold, Buying and Occupancy	(2,702,408)	(2,642,881)
Gross Profit	1,906,793	670,160
General, Administrative and Store Operating Expenses	(1,370,462)	(1,159,516)
Operating Income (Loss)	536,331	(489,356)
Interest Expense	(15,659)	(4,957)
Other Loss	(465)	(365)
Income (Loss) Before Income Taxes	520,207	(494,678)
Provision (Benefit) for Income Taxes	119,878	(139,989)
Net Income (Loss)	$400,329	$(354,689)

Net Income (Loss) Per Diluted Share	$4.46	$(4.02)

Weighted Average Shares Outstanding[1]	89,685	88,303

1 - Reported Weighted Average Shares Outstanding reflects diluted shares in the third quarter of 2021. Prior to the third quarter of 2021, reported Weighted Average Shares Outstanding reflects basic shares at the separation date. This share amount is being utilized for the calculation of basic and diluted income (loss) per share for periods presented prior to the separation date.

VICTORIA'S SECRET & CO.
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In thousands except per share amounts)

The Adjusted Financial Information should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company's definition of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company because the adjusted items are not indicative of our ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures of results of operations for the purpose of evaluating performance internally. The Adjusted Financial Information should be read in conjunction with the Company's historical financial statements and notes thereto contained in the Company's Registration Statement on Form 10 and the second quarter of 2021 quarterly report on Form 10-Q filed with the Securities and Exchange Commission.

	Third Quarter		Year-to-Date
	2021	2020	2021	2020
Reconciliation of Reported Operating Income (Loss) to Adjusted Operating Income (Loss)
Reported Operating Income (Loss) - GAAP	$107,914	$127,377	$536,331	$(489,356)
Asset Impairments (a)	—	—	—	213,953
Restructuring Charges (b)	—	—	—	51,236
Hong Kong Store Closure and Lease Termination (c)	—	—	—	(36,287)
Establishment of Victoria's Secret U.K. and Ireland Joint Venture (d)	—	(29,918)	—	(29,918)
Adjusted Operating Income (Loss)	$107,914	$97,459	$536,331	$(290,372)

Reconciliation of Reported Net Income (Loss) to Adjusted Net Income (Loss)
Reported Net Income (Loss) - GAAP	$75,213	$143,383	$400,329	$(354,689)
Asset Impairments (a)	—	—	—	213,953
Restructuring Charges (b)	—	—	—	51,236
Hong Kong Store Closure and Lease Termination (c)	—	—	—	(36,287)
Establishment of Victoria's Secret U.K. and Ireland Joint Venture (d)	—	(29,918)	—	(29,918)
Tax Effect of Adjusted Items	—	2,720	—	(39,992)
Tax Benefit Related to a Tax Matter Associated with Foreign Investments (e)	—	(43,629)	—	(43,629)
Adjusted Net Income (Loss)	$75,213	$72,556	$400,329	$(239,326)

Reconciliation of Reported Net Income (Loss) Per Diluted Share to Adjusted Net Income (Loss) Per Diluted Share
Reported Net Income (Loss) Per Diluted Share - GAAP	$0.81	$1.62	$4.46	$(4.02)
Asset Impairments (a)	—	—	—	1.93
Restructuring Charges (b)	—	—	—	0.46
Hong Kong Store Closure and Lease Termination (c)	—	—	—	(0.28)
Establishment of Victoria's Secret U.K. and Ireland Joint Venture (d)	—	(0.31)	—	(0.31)
Tax Benefit Related to a Tax Matter Associated with Foreign Investments (e)	—	(0.49)	—	(0.49)
Adjusted Net Income (Loss) Per Diluted Share	$0.81	$0.82	$4.46	$(2.71)
(a) In the second quarter of 2020, we recognized a $117.1 million charge ($98.7 million net of tax of $18.5 million), included in buying and occupancy expenses, related to the impairment of certain lease and store assets. In the first quarter of 2020, we recognized a $96.8 million charge ($72.0 million net of tax of $24.8 million), included in buying and occupancy expenses, related to the impairment of certain store assets.
(b) In the second quarter of 2020, we recognized a $51.2 million charge ($40.2 million net of tax of $11.0 million), included in general, administrative and store operating expenses, related to restructuring activities.
(c) In the second quarter of 2020, we recognized a $36.3 million gain ($24.7 million net of tax of $11.6 million), principally included in buying and occupancy expenses, related to the closure and termination of our lease and the related liability for the Hong Kong flagship store.
(d) In the third quarter of 2020, we recognized a $29.9 million pre-tax gain ($27.2 million net of tax of $2.7 million), included in general, administrative and store operating expenses, related to the establishment of a joint venture for the U.K. and Ireland business with Next PLC.
(e) In the third quarter of 2020, we recognized a $43.6 million tax benefit related to a tax matter associated with foreign investments.